Exhibit 10.1

EXECUTION COPY November 18, 2014 TPVG Variable Funding Company LLC TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California 94025 Attention: Sajal Srivastava Re: Receivables Financing Agreement dated as of February 21, 2014 (as amended, waived or otherwise modified from time to time prior to the date hereof, the “Agreement”) by and among TPVG Variable Funding Company LLC, as borrower (“Borrower”), TriplePoint Venture Growth BDC Corp., as collateral manager (“Collateral Manager”) and as sole equityholder, Portfolio Financial Servicing Company, as backup collateral manager (“Backup Collateral Manager”), U.S. Bank National Association, as custodian (“Custodian”), the Agents from time to time party thereto, the Lenders from time to time party thereto, and Deutsche Bank AG, New York Branch, as administrative agent (“Administrative Agent”). Dear Mr. Srivastava: Reference is made to the Agreement. Capitalized terms used but not specifically defined in this letter agreement shall have the meanings provided for such terms in the Agreement. The Borrower and the Collateral Manager have requested that the Required Lenders, the Agents and the Administrative Agent agree to make certain amendments as set forth in this letter agreement and such parties have reviewed this request and wish to amend the Agreement as set forth herein. In consideration of the covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows: 1. Amendments to Agreement. As of the date of this letter agreement, the following amendments are made to the Agreement: a. Clause (w) of the definition of “Eligible Contract Payment” in Section 1.1 of the Agreement is hereby amended by deleting such clause in its entirety and inserting the following in lieu thereof: “(w) the related Contract Collateral is subject to a UCC filing against the applicable Obligor in the appropriate jurisdiction, or, if not located in a UCC jurisdiction, is subject to all relevant liens, charges, pledges and debentures which are required to secure the related Contract Collateral in such jurisdiction;” b. The following definition of “Eligible Jurisdiction” is inserted in Section 1.1 of the Agreement in alphabetical order:

USActive 31654419.4 ““Eligible Jurisdiction” means the U.S., the United Kingdom, Israel, Germany, Switzerland, Singapore, the Cayman Islands, Cyprus, Canada, France, Hong Kong, Mauritius, the Netherlands, Australia, China and India, or any other country approved by the Administrative Agent in its sole discretion.” c. Clause (d) of the definition of “Excess Concentration Amount” in Section 1.1 of the Agreement is hereby amended by deleting such clause in its entirety and inserting the following in lieu thereof: “(d) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts with (i) Eligible Contract Payments (excluding Excluded Contract Payments) related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S. or are organized in an Eligible Jurisdiction other than the U.S. over 20% of the Net Contracts Balance of all Transferred Contracts and (ii) Eligible Contract Payments (excluding Excluded Contract Payments) related to all Obligors who are domiciled in an Eligible Jurisdiction other than the U.S., the United Kingdom or Germany or are organized in an Eligible Jurisdiction other than the U.S., United Kingdom or Germany over 10% of the Net Contracts Balance of all Transferred Contracts;” 2. Conditions Precedent. This letter agreement shall become effective upon the execution and delivery of this letter agreement by each party hereto. 3. Amendment Fee. The Borrower shall have paid a fully earned upfront amendment fee (a) to Deutsche Bank AG, New York Branch, an amount equal to the dollar equivalent of (i) $75,000,000 multiplied by (ii) 0.03%, (b) to KeyBank National Association, an amount equal to the dollar equivalent of (i) $70,000,000 multiplied by (ii) 0.03%, (c) to EverBank Commercial Finance, Inc., an amount equal to the dollar equivalent of (i) $35,000,000 multiplied by (ii) 0.03% and (d) to AloStar Bank of Commerce, an amount equal to the dollar equivalent of (i) $20,000,000 multiplied by (ii) 0.03% (clauses (a), (b), (c) and (d) of this paragraph 3, the “Amendment Fees”). Such Amendment Fees are due and payable on the date of this amendment. 4. Agreement in Full Force and Effect. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. 5. Representations. Each of the Borrower and the Collateral Manager severally represents and warrants that all acts, filings and conditions required to be done and performed and to have happened (including, without limitation, the obtaining of necessary governmental approvals) precedent to the entering into of this letter agreement and making it the duly authorized, legal, valid and binding obligation of such party, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws. 6. Miscellaneous.

USActive 31654419.4 (a) This letter agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same agreement. (b) No amendment, modification or waiver of any provision of this letter agreement shall be effective without the written agreement of each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. (c) This letter agreement shall become effective upon the Administrative Agent’s receipt of executed counterparts from each of the other parties hereto. (d) THIS LETTER AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). [Signature pages follow]

Signature Page to Fourth Amendment to Receivables Financing Agreement Accepted and Agreed: TPVG VARIABLE FUNDING COMPANY LLC, as Borrower By: Name: Title: TRIPLEPOINT VENTURE GROWTH BDC CORP., individually, as Collateral Manager and as Equityholder By: Name: Title: